Exhibit 99.1

AITX's RAD Engages Security Industry Veteran Tom Reilly to Drive Strategy for New Integrator and Distribution Channels

Reilly to Develop and Execute RAD's Integrator and Distribution Strategy and Strengthen Existing Channels for RAIA, SARA and Stationary Solutions

Detroit, Michigan, October 19, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, today announced that its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), has engaged security industry veteran Tom Reilly to prepare and execute strategy for new channel operations, effective today.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
Tom Reilly
Joins RAD.
New Channels.
New Markets.

Reilly's mandate includes, but is not limited to, two channels where RAD has had little presence: systems integrators and distribution. He will develop the strategy, programs and operating model for those channels and work with RAD's sales organization to execute them. He will also analyze RAD's existing channels to drive deeper market penetration. RAIA™, SARA™ and the stationary product line are designed to be specified, installed and supported by the same integrators and distributors that handle the rest of a facility's security systems, and the Company expects much of RAD's next phase of growth to come through those partners.

Reilly will also work with RAD's sales leadership on strategic account plans for the largest guarding and facility services companies in North America, covering RAD's full offering from stationary devices to mobile robots to agentic AI.

Reilly brings nearly 20 years of building and running businesses. From 2019 to 2026, he was President of Commend Americas, the Americas business of security communications manufacturer Commend, with full P&L responsibility across the United States, Canada and Latin America. He first joined the company in 2009 as Northeast Regional Manager and spent nine years with EY's financial services practice. Reilly is based in New York.

"I came up selling through integrators and dealers, and what I took from it is that you can stay close to the end user without ever going around the partner who owns that account. Get that right and both of them feel looked after," said Reilly. "RAD already works that way, the products are built for partners, and the direct business has proven they work. The program around that is the part I'm here to build. The sales team is already winning; this should make their job easier."

"We built RAD's early growth selling direct and through guarding companies. That got us here. It won't get us where we're going, and we can't keep doing everything the way we've done it," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "RAIA and SARA are built for the integrator and distribution channels, and those channels want to work with someone who has run a business like theirs. Tom has. He brings fresh eyes, operating discipline and a playbook we didn't have."

"Our direct and dealer business keeps growing. In recent weeks we've announced expansion orders from logistics, property management and healthcare clients," said Troy McCanna, Chief Revenue Officer of RAD. "What we haven't had is a repeatable program for integrators and distributors, and that's where the volume is for RAIA and SARA. Tom will help us build it, and our sales team will run with it."

Reilly will work with Reinharz, McCanna and RAD's sales leadership. His first deliverable is a channel strategy with measurable milestones.

The channel strategy supports the Company's stated goal of reaching positive operating cash flow in December 2026 by adding partner-driven revenue without adding fixed cost.

Systems integrators and distributors interested in partnering with RAD should contact Troy McCanna, Chief Revenue Officer, at troy.mccanna@radsecurity.com.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are primarily developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the anticipated benefits of Tom Reilly's engagement with RAD; the development and execution of strategies, programs and operating models for systems integrator and distribution channels; opportunities to deepen penetration through existing channels and develop strategic accounts with guarding and facility services companies; the suitability of RAIA, SARA and RAD's stationary and mobile solutions for these channels; anticipated partner participation, customer adoption, orders and revenue; the expected costs and resources required to execute the channel strategy; and the potential contribution of these initiatives to the Company's stated goal of reaching positive operating cash flow in December 2026.

Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others: the duration, scope and effectiveness of Reilly's engagement; the Company's ability to develop and implement commercially effective channel programs and achieve planned milestones; its ability to recruit, train, support and retain qualified integrators and distributors; the possibility that introductions, discussions, account plans or partner relationships do not result in agreements, orders, deployments or revenue; lengthy sales cycles, procurement requirements and changes in customer budgets or priorities; product readiness, availability, pricing, compatibility and integration requirements; delays or failures in manufacturing, installation, commissioning or customer acceptance; the possibility that RAIA, SARA or other RAD solutions do not perform as expected or meet customer requirements under actual operating conditions; interruptions, errors or limitations in detection, event evaluation, automated responses, communications, connectivity or other hardware and software functions; dependence on system configuration, customer instructions and appropriate human oversight and response; additional costs associated with channel development, compensation, training, marketing, deployment, service and support; potential conflicts among direct sales, existing partners and new channels; competition, customer concentration and the loss or reduction of business from significant customers; applicable privacy, data protection and other legal requirements; the timing of orders, revenue recognition and customer payments; the Company's ability to manage expenses, fund operations and fulfill customer commitments; its ability to obtain financing on acceptable terms or at all and the potential dilutive effect of such financing; its history of operating losses and substantial doubt about its ability to continue as a going concern; and the other risks described in the Company's most recent Annual Report and subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

Reilly's engagement and the planned channel strategy do not, by themselves, establish any new partnership, customer relationship, order or revenue. His prior experience and industry relationships do not guarantee successful program execution, market penetration or commercial results. References to recent customer orders do not assure future order rates or results from new channels. The timing and amount of any partner-driven revenue, and the resources required to generate and support that revenue, remain uncertain. The channel strategy may require additional expenditures or changes to the Company's operating model, and anticipated revenue or cost efficiencies may not be realized. The Company's December 2026 operating cash flow goal is a management objective, not an assurance that positive operating cash flow will be achieved in that month or sustained thereafter. Actual security outcomes and customer cost savings will depend on operating conditions, deployment configurations, service requirements and monitoring and response arrangements. RAD solutions do not guarantee the prevention of crime or other security incidents and do not eliminate the need for appropriate human oversight or law enforcement response.

Forward-looking statements are not guarantees of future performance. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight. Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/